Exhibit 99.1

Independent Auditors’ Report

To the Directors and Stockholders of

Century Maintenance Supply, Inc.

We have audited the accompanying consolidated balance sheet of Century Maintenance Supply, Inc. and subsidiaries (the “Company”) as of December 31, 2002, and the related consolidated statements of income, changes in stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Century Maintenance Supply, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting to conform with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/ Deloitte & Touche LLP

Houston, Texas

March 7, 2003, except for the first paragraph of Note 9, as to which the date is March 17, 2003; the second paragraph of Note 9, as to which the date is May 12, 2003; and the third paragraph of Note 9, as to which the date is December 19, 2003

Century Maintenance Supply, Inc.

Consolidated Balance Sheet

December 31, 2002

(In Thousands)

Current assets:
Cash and cash equivalents	$209
Trade accounts receivable, net	29,158
Inventories, net	39,557
Deferred income taxes	692
Prepaid expenses and other current assets	6,364

Total current assets	75,980

Goodwill	5,946
Deferred financing costs	1,435
Other assets	506
Property and equipment:
Buildings and improvements	605
Furniture and fixtures	2,230
Machinery and equipment	8,421

11,256
Less accumulated depreciation	(8,116)

Net property and equipment	3,140

Deferred income taxes	91

Total assets	$87,098

See accompanying notes.

Century Maintenance Supply, Inc.

Consolidated Balance Sheet (continued)

December 31, 2002

(In Thousands, except share data)

Current liabilities:
Accounts payable, trade	$10,673
Revolving credit facility	5,500
Income taxes payable	2,716
Accrued expenses	3,266
Current portion of long-term debt	18,800
Dividends payable	3,577

Total current liabilities	44,532

Long-term debt, less current portion	45,500
Commitments and contingencies (see note 4)

Redeemable exchangeable preferred stock, net $100 par value:
2,000,000 shares authorized; 539,938 shares issued and outstanding	52,711

Stockholders’ deficit:
Common Stock, $0.001 par value: 15,000,000 shares authorized; 12,610,536 shares issued	13
Additional paid-in capital	71,376
Treasury stock, 420,061 shares, at cost	(2,105)
Accumulated deficit	(124,829)
Note receivable from officer	(100)

Total stockholders’ deficit	(55,645)

Total liabilities and stockholders’ deficit	$87,098

See accompanying notes.

Century Maintenance Supply, Inc.

Consolidated Statement of Income

Year Ended December 31, 2002

(In Thousands)

Net sales	$290,749

Cost of goods sold	206,668

Gross profit	84,081

Selling, general, and administrative expenses	52,007

Operating income	32,074

Interest expense	4,753

Income before income taxes	27,321

Provision for income taxes	10,325

Net income	$16,996

See accompanying notes.

Century Maintenance Supply, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

Year ended December 31, 2002

(In Thousands, except share data)

	Number of Shares Issued	Common Stock	Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Note Receivable from Officer	Total Stockholders’ Deficit
Balances at January 1, 2002	12,590,536	$13	$71,176	$(2,105)	$(134,396)	$—	$(65,312)
Purchase of preferred stock, net	—	—	—	—	66	—	66
Preferred dividends	—	—	—	—	(7,495)	—	(7,495)
Issuance of common stock	20,000	—	200	—	—	—	200
Note receivable from officer	—	—	—	—	—	(100)	(100)
Net income	—	—	—	—	16,996	—	16,996

Balances at December 31, 2002	12,610,536	$13	$71,376	$(2,105)	$(124,829)	$(100)	$(55,645)

See accompanying notes.

Century Maintenance Supply, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2002

(In Thousands)

Operating activities:
Net income	$16,996
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	441
Depreciation and amortization	1,661
Bad debt expense	781
Changes in operating assets and liabilities:
Accounts receivable	(3,304)
Inventory	(3,679)
Prepaid expenses and other assets	(340)
Accounts payable	707
Accrued expenses	(322)
Income taxes payable	1,904

Net cash provided by operating activities	14,845

Investing activities:
Purchases of property and equipment	(1,373)

Net cash used in investing activities	(1,373)

Financing activities:
Borrowings under revolving line of credit	14,500
Repayments under revolving line of credit	(9,000)
Repayments of long-term debt	(13,600)
Deferred financing costs	(332)
Issuance of common stock	100
Purchase of preferred stock, net	(5,701)

Net cash used in financing activities	(14,033)

Net decrease in cash	(561)
Cash and cash equivalents at beginning of year	770

Cash and cash equivalents at end of year	$209

See accompanying notes.

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2002

1. Summary of Significant Accounting Policies

Description of Business

Century Maintenance Supply, Inc., a Delaware Corporation (the “Company” or “CMS”) distributes general maintenance supplies and air conditioning and heating equipment and parts primarily to apartment complexes throughout the United States.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Recapitalization

Effective July 8, 1998, the Company completed a recapitalization of the Company pursuant to an agreement and plan of merger (“Recapitalization”). The transaction occurred as follows:

•	FS Equity Partners IV, L.P. (“FSEP IV”), formed Century Acquisition Corporation, a Delaware corporation (“Acquisition Co.”) on April 21, 1998.

•	FSEP IV made an equity contribution of approximately $67,451,000 to Acquisition Co. and two other investors contributed a total of approximately $875,000 to Acquisition Co. (the “Equity Investment”). All of the outstanding capital stock of Acquisition Co. was held by FSEP IV and certain investors thereof.

•	The Company issued $40,000,000 of Senior Exchangeable PIK Preferred Stock (the “Preferred Stock”), of which $12,000,000 was purchased by affiliated parties.

•	The Company obtained new secured term loan facilities with an aggregate principal amount of $100,000,000 (see Note 3).

•	Acquisition Co. was merged into the Company (with the Company as the surviving corporation) and Acquisition Co.’s outstanding capital stock was converted into 6,832,619 newly issued shares of the Company.

•	The Company applied the proceeds of the Equity Investment of $68,326,054, proceeds of the secured term loan facilities of $100,000,000 and the proceeds of the sale of the Preferred Stock of $40,000,000 to convert 17,396,272 shares of the Company held by the primary stockholder and the management owners (certain management employees of the Company) and certain options into cash of approximately $182,580,000, and paid costs and expenses associated with the Recapitalization which totaled approximately $14,280,000. Of the $14,280,000 of costs and expenses, approximately $7,982,000 was expensed and the remainder, related to the Preferred Stock and the new credit facility, was offset against the proceeds or capitalized as deferred financing costs (see Notes 3, 6 and 9). The Company also purchased 545,146 options to purchase shares of Common Stock from employees for $4,479,000 (net of exercise price) resulting in a compensation charge of $4,092,000.

Inventories

Inventories consist wholly of finished goods and are stated at cost, applied on the weighted average method of costing, which is not in excess of market. The Company periodically evaluates its reserve for obsolescence. The reserve was $58,000 at December 31, 2002. Net writeoffs of obsolete inventory were $1,121,000 for the year ended December 31, 2002.

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

Allowance for Doubtful Accounts

The Company periodically evaluates the creditworthiness of its customers. The Company’s allowance for doubtful accounts is based on current market conditions, and losses on uncollectible accounts have consistently been within management’s expectations. The allowance for doubtful accounts was $1,817,000 at December 31, 2002. Net writeoffs of uncollectible accounts were $318,000 for the year ended December 31, 2002.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred, and renewals and improvements are capitalized. The cost of property and equipment sold or otherwise retired and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting profit or loss is reflected in operations.

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method. The estimated useful lives of property and equipment are as follows:

Leasehold improvements	3-10 years
Furniture and fixtures	5-7 years
Machinery and equipment	3-8 years

Depreciation expense was $1,661,000 for 2002.

Goodwill

Goodwill is associated with businesses acquired in 1997 and 1999. Upon adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142 (see New Accounting Standards) on January 1, 2002, the Company ceased amortization of its goodwill. The Company evaluates the carrying amount of goodwill associated with its operating units on an annual basis using a market value approach to identify any potential impairment. No impairment has been recognized in 2002 as a result of this annual evaluation. There has been no movement to the Company’s recorded goodwill during 2002.

Impairment of Long-Lived Assets

Property and equipment and other long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying values of the assets may not be recoverable. Impairment losses would be recorded when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets.

Revenue Recognition

Revenue is recognized upon delivery of inventory to customers and when title passes to customer. The Company’s revenue recognition practices conform with those described in Staff Accounting Bulletin No. 101 issued by the staff of the Securities and Exchange Commission.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial statement basis and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

Statement of Cash Flows

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Supplemental information for 2002:
Interest paid	$3,950,000

Taxes paid	$7,916,000

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising expense, included in selling, general and administrative expenses on the accompanying consolidated statement of income, was approximately $1,015,000 for the year ended December 31, 2002.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values due to the short-term maturities of these instruments.

The carrying amounts of borrowings pursuant to the Company’s Revolving Credit Facility and the Term Loan Facility approximate fair value because the rates on such agreements are variable, based on current market rates.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock.

At December 31, 2002, the Company has two stock-based employee compensation plans, which are described more fully in Note 7. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. For the year ended December 31, 2002, the following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Net Income, as reported	$16,996,000
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	82,000

Proforma net income	$16,914,000

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Comprehensive Income

The Company has no components of comprehensive income other than net income.

New Accounting Standards

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited. SFAS No. 142 supersedes APB opinion No. 17, “Intangible Assets.” SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. The Company adopted this statement during the first quarter of 2002. Upon adoption of SFAS No. 142, the Company ceased amortization of goodwill.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment and disposal of long-lived assets. The Company adopted this statement during the first quarter of 2002. The adoption of this statement has had no significant effect on the Company’s consolidated financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145, among other things, amends SFAS No. 4 and SFAS No. 64 to require that gains and losses from the extinguishment of debt generally be classified within continuing operations. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002. Management does not believe the adoption will have a significant impact on the Company’s financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 replaces Emerging Issues Task Force (EITF) Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” This standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at a date of a commitment to an exit or disposal plan. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 did not have a significant impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148. This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require revised disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

2. Related Parties

The Company purchases and sells various inventory items at cost from and to Century Airconditioning Supply, Inc. (“CAC”), which is a stockholder of the Company and is wholly-owned by a director of the Company and extends credit under standard terms in connection with these sales.

Sales to and purchases from CAC amounted to $21,000 and $126,000, respectively for 2002. The Company had lease expense to related parties amounting to $929,000 for 2002.

3. Long-Term Debt and Notes Payable

Long-term debt at December 31, 2002 consisted of the following:

Long-term debt:
Tranche A Facility (see below)	$7,000,000
Tranche B Facility (see below)	57,300,000

64,300,000
Less current portion	18,800,000

$45,500,000

On July 8, 1998, as part of the Recapitalization, the Company entered into a credit facility, providing for $100.0 million of secured term loan facilities and a $25.0 million revolving loan facility (the “Revolving Credit Facility”). The term loan facility consists of a $40.0 million Tranche A Term Facility and a $60.0 million Tranche B Term Facility (collectively called the “Term Loan Facility”). The Term Loan Facility will amortize over a five-year period for the Tranche A Term Facility and a seven-year period for the Tranche B Term Facility, and the Revolving Credit Facility will mature on September 30, 2003. The payments increase over the amortization periods. The interest rate under the credit facility is variable and based, at the option of the Company, upon either a Eurodollar rate plus 2.5% or a base rate plus 1.5% (for the Revolving Credit Facility and the Tranche A Term Facility) and the Eurodollar rate plus 2.75% or a base rate plus 1.75% (for the Tranche B Term Facility) per annum. As of December 31, 2002, the effective rate was 3.4375% and between 4.125% and 4.1875% for the Tranche A Term Facility and Tranche B Term Facility, respectively. Pursuant to the terms of the Revolving Credit Facility, because the Company achieved certain performance goals, rates under the Tranche A Term Facility, the Revolving Credit Facility and the commitment fee have been reduced as agreed. A commitment fee of 0.375% per annum will be charged on the unused portion of the Revolving Credit Facility. The Company has paid commitment fees of $79,000 in 2002.

The credit facility contains certain non-financial and financial covenants including restrictions on the ability to incur additional debt, declare dividends, purchase treasury stock and capital expenditures. The credit facility is collateralized by substantially all assets of the Company. The Company incurred approximately $4,552,000 of costs as part of obtaining the credit facility which have been recorded as deferred financing costs. The Company amortizes these costs over the average life of the credit facility. The Company recognized amortization of $897,000 as interest expense in 2002.

Maturities of long-term debt at December 31, 2002 are summarized as follows:

2003	$18,800,000
2004	28,500,000
2005	17,000,000

$64,300,000

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

4. Commitments and Contingencies

The Company leases store and distribution center facilities in 37 locations under operating leases that expire over the next five years. The Company also leases vehicles under operating leases.

Future minimum payments under these operating leases are as follows:

Year ending December 31
2003	$3,672,000
2004	1,908,000
2005	988,000
2006	354,000
2007	235,000

$7,157,000

Rental expense for 2002 was $6,444,000.

The Company is party to lawsuits and other proceedings incidental to its business. While the results of such lawsuits and other proceedings cannot be predicted with certainty, management does not expect that ultimate liabilities, if any, will have a material adverse effect on the financial position, results of operations, or cash flow of the Company.

5. Income Taxes

The provision for income taxes for the year ended December 31, 2002 consisted of the following:

Current:
Federal	$9,037,000
State	847,000

9,884,000
Deferred:
Federal	403,000
State	38,000

441,000

$10,325,000

The differences between income taxes computed at the federal statutory income tax rate and the provision for income taxes for the year ended December 31, 2002 are as follows:

Income tax computed at federal statutory income tax rate	$9,562,000
State income taxes, net of federal benefit	576,000
Nondeductible portion of business meals and entertainment	56,000
Other	131,000

Provision for income taxes	$10,325,000

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

Deferred tax assets and liabilities as of December 31, 2002 comprised the following:

Deferred tax assets:
Bad debt allowances	$694,000
Inventory and sales return reserves	22,000
Property, plant, and equipment	91,000

Total deferred tax assets	807,000
Deferred tax liabilities:
Other	(24,000)

Total deferred tax liabilities	(24,000)

Net deferred tax assets	$783,000

6. Stockholders’ Deficit

As part of the Recapitalization the Company sold $40.0 million of 13.25% Senior Exchangeable PIK (Payment-in-kind) Preferred Stock of which $12.0 million was sold to affiliates of the Company. The Preferred stock is due in 2010 with an aggregate liquidation preference of $40.0 million or $100 per share. Dividends are payable semiannually in cash, except that on each dividend payment date on or prior to July 1, 2003, dividends may be paid, at the Company’s option, by issuance of additional shares of preferred stock. Preferred stock is subject to mandatory redemption at its liquidation preference, plus accumulated and unpaid dividends, on July 1, 2010. The Company may redeem the preferred stock in accordance with certain redemption provisions at a date earlier than July 1, 2010. If the Company elects to redeem the preferred stock on or before July 1, 2003, the redemption price will be 113.25% of the liquidation preference price of $100 per share. Holders of preferred stock have no voting rights.

At any time, the Company may, at its option, exchange all of the shares of preferred stock then outstanding for Exchange Debentures in a principal amount equal to the liquidation preference of the shares being exchanged. The exchange debentures would have interest of 13.25% and would be due in 2010. The Company’s credit facility currently prohibits the Company from exchanging the preferred stock. The Company incurred approximately $2,803,000 of costs as part of the sale of the preferred stock which has been offset against the proceeds. The Company has accreted approximately $424,761 in 2002 to accumulated deficit as part of the dividends accrued. Included in the 2002 accretion is $234,000 related to the repurchase of Preferred Stock.

7. Employee Stock Option Plan

In July 1997, the Company established the 1997 Incentive Stock Plan (the “Stock Option Plan”), pursuant to which options may be granted to eligible employees of the company or its subsidiaries for the purchase of an aggregate of 1,000,000 shares of common stock of the Company (the “Common Stock”). The Stock Option Plan is administered by the Board of Directors (the “Board”). The Board has the power to determine which eligible employees will receive stock option rights, the timing and manner of the grant of such rights, the exercise price, the number of shares to be covered by the option, and the type and terms of the options. The Board may, at any time, terminate or amend the Stock Option Plan, provided that no such amendment may adversely affect the rights of optionees with regard to outstanding options.

On July 1, 1997, the Company granted 620,033 non-qualified, fully vested stock options to purchase Common Stock with an exercise price of $1.74 per common share with an expiration date of three years after the date of grant. The grant of options resulted in compensation expense of $625,000 for the excess of the fair value of the

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

Common Stock over the exercise price at the date of grant. The Company also granted 322,095 non-qualified, fully vested stock options to purchase Common Stock, with an exercise price of $3.04 per common share and with an expiration date of three years after the date of grant on July 11, 1997. As part of the Recapitalization, the Company repurchased 545,146 of the outstanding options and recognized a compensation charge of $4,092,000 (see Note 1).

In connection with the Recapitalization, the Company adopted the 1998 Nonqualified Stock Option Plan (the “Nonqualified Stock Option Plan”), pursuant to which options may be granted to eligible employees of the Company for the purchase of an aggregate of 1,642,500 shares of Common Stock of the Company. The 1998 Nonqualified Stock Option Plan is administered by the Board of Directors (the “Board”). On July 9, 1998, the Company granted 692,000 non-qualified stock options to purchase Common Stock with an exercise price of $10.00 per common share with an expiration date of seven years after the date of grant. The stock options become exercisable over a four-year period based on the Company meeting certain financial goals each year or on a cumulative basis over the four-year period as set forth in the stock option agreement. Effective December 31, 1998, the Board of Directors approved the vesting of 57,667 options to purchase Common Stock under the 1998 Nonqualified Stock Option Plan.

On July 9, 1998, under the 1998 Nonqualified Stock Option Plan, the Company granted a primary stockholder 180,000 non-qualified stock options to purchase Common Stock of the Company with an exercise price of $10.00 per common share with an expiration date of seven years after the grant date. The stock options become exercisable over a three-year period based on the Company meeting certain financial goals each year or on a cumulative basis over the three-year period as set forth in the stock option agreement.

On January 21, 2002, the Company granted to Joseph Semmer, Century’s newly appointed Chief Executive Officer, a non-qualified option to purchase up to 190,000 shares of Common Stock. 40,000 shares subject to the option are immediately exercisable at an exercise price of $10.00 per share. The remaining shares subject to the option become exercisable over the next three years on the anniversary of the date of grant at exercise prices between $10.00 and $15.00 per share. The option will terminate on the seven-year anniversary of the grant date.

In October 2002, the Company granted non-qualified options to purchase an aggregate of 124,500 shares of Common Stock to its directors, officers and employees under the Company’s 1998 Nonqualified Stock Option Plan. The options have an exercise price of $11.00 per share and vest over a three-year period.

Changes to the outstanding options granted pursuant to the Stock Option Plan are summarized in the table below:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Outstanding at January 1, 2002	638,000	$10.00	$2.32

Granted - January 2002	190,000	$11.97	$1.44
Granted - October 2002	124,500	$11.00	$1.32
Forfeitures - 2002	(33,500)	$10.00	$(2.08)

Outstanding at December 31, 2002	919,000	$10.54	$2.01

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

The following summarizes information related to stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable
Exercise Price	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Options	Weighted Average Exercise Price
$10.00 - $15.00	919,000	$10.54	4.03	234,708	$10.13

The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for stock-based compensation arrangements.

Pro forma information regarding net income per share is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the minimum value option pricing model using the following assumptions: risk-free interest rate of 2.6% for 2002, a dividend yield of 0% and an expected life of 5 years for 2002. Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

8. Profit Sharing Plan and Defined Contribution Plan

CAC sponsors a noncontributory, defined contribution profit sharing plan for the benefit of all eligible employees (as defined in the plan agreement), in which subsidiaries participate. The annual contribution to the plan is determined at the discretion of the Board. For the year ended December 31, 2002, the Company made no contributions to the plan.

The Company sponsors a 401(k) savings and retirement plan which is open to all employees who have attained age 21 and who have completed one full year of service. Each employee may contribute a minimum of 2%, up to a maximum of 15%, of basic compensation. The Company matches contributions at a rate of 50% for contributions by the employee up to 8% of an employee’s compensation. The Company contributed approximately $528,000 in 2002 as matching funds to the plan. No discretionary, lump-sum contributions were made in 2002.

9. Subsequent Events

Project Lighting Company, Inc. Asset Purchase

On March 17, 2003, the Company entered into an asset purchase agreement with Project Lighting Company, Inc. to acquire certain operating assets including accounts receivables, inventory, and equipment and machinery. The purchase price was approximately $3.51 million, which was paid in cash and resulted in approximately $1.15 million in goodwill to be recorded in fiscal year 2003. The historical operations of Project Lighting Company, Inc. for the periods prior to the asset purchase are not material to the operations of the Company.

Century Maintenance Supply, Inc.

Notes to Consolidated Financial Statements (continued)

Credit Refinance

On May 12, 2003, the Company entered into a new credit facility, providing for $105.0 million of a secured term loan facility (the “New Term Loan Facility”) and a $25.0 million revolving loan facility (the “New Revolving Credit Facility”). The New Term Loan Facility will amortize over a seven-year period, and the New Revolving Credit Facility will mature in June, 2008. The interest rate under the new credit facility is variable and based initially at the option of the Company, upon either a Eurodollar rate plus 3.5% for the New Revolving Credit Facility and 4.5% for the New Term Loan Facility per annum or a base rate plus 2.5% for the New Revolving Credit Facility and 3.5% for the New Term Loan Facility per annum. If the Company achieves certain performance goals, the interest rates under the facilities will be reduced. A commitment fee of 0.5% per annum will be charged on the unused portion of the New Revolving Credit Facility. The new credit facility is collateralized by substantially all assets of the Company and contains certain non-financial and financial covenants. The Company incurred $2,565,000 of costs as part of obtaining the credit facility which have been recorded as deferred financing costs. The Company amortizes the costs over the average life of the credit facility. The proceeds from the new credit facility were used to retire debt under the credit facility described in Note 3 above in an amount of $69,150,000 and repurchase of the Series C preferred stock in the amount of $36,247,000. Additionally, the Company wrote-off $1,045,000 of deferred financing costs and accreted $1,201,000 to retained earnings related to the repurchase of the Preferred Stock.

Merger with Hughes Supply, Inc.

On December 19, 2003, the Company was acquired in a cash merger by Hughes Supply, Inc. (“Hughes”), a leading distributor of MRO products throughout the United States. Total consideration in the merger was approximately $361.7 million, including the assumption of Century’s debt and liabilities. Furthermore, on December 19, 2003, in connection with the merger with Hughes Supply, Inc, all amounts outstanding under the new credit facility were repaid. The acquisition, along with Hughes’ existing MRO business, will enable the Company to become a leader in the apartment MRO market and facilitate entry into other MRO markets.